UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2024

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in Entero Therapeutics, Inc.’s (the “Company”) Current Report on Form 8-K filed with the SEC on March 14, 2024, the Company acquired ImmunogenX, Inc. in a merger transaction, the terms of which included, among other things, the Company’s wholly owned subsidiary, ImmunogenX, LLC (“ImmunogenX”), assuming the debt of ImmunogenX, Inc. On August 2, 2024, ImmunogenX received a Notice of Default and Acceleration (the “Notice”) relating to that certain Credit Agreement, dated as of October 3, 2022 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among Mattress Liquidators, Inc. (“Lender”) and ImmunogenX, Inc.

The Notice informed ImmunogenX that one or more events of default under the Credit Agreement (“Event of Defaults”) were existing and continuing. Such outstanding Events of Default include, among others, ImmunogenX suffering an adverse change in its financial condition which would reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

The Notice indicated that, as a result of the outstanding Events of Default, pursuant to the terms of Section 8.3 of the Credit Agreement, (a) the outstanding principal balance of the loan made under the Credit Agreement, all interest and fees related thereto, and all other outstanding obligations are accelerated and declared immediately due and payable, and that the Lender demands immediate payment of all obligations, and (b) the Lender is increasing the effective interest rate to the Default Rate (as defined in the Credit Agreement). The Credit Agreement affords ImmunogenX thirty (30) days to cure Events of Default (the “Cure Period”), with a possible extension of an additional thirty (30) days, provided that in no event shall the Cure Period be greater than sixty (60) days in the aggregate. If ImmunogenX is not able to cure the Events of Default within the Cure Period, ImmunogenX may also be deemed to be in default of the stockholder notes ImmunogenX, Inc. entered into with Jack Syage and Peter Felker as part of the acquisition of ImmunogenX, Inc. by the Company (the “Stockholder Notes”), the entry into such notes having been previously disclosed by the Company on its Current Report on Form 8-K filed with the SEC on March 14, 2024. If ImmunogenX is deemed to have defaulted under the Stockholder Notes, the holders of the Stockholder Notes may, at their option and upon notice to ImmunogenX, declare the outstanding principal of, and all accrued interest on, the Stockholder Notes immediately due and payable.

As of the date of the Notice, the aggregate outstanding obligations under the Credit Agreement were approximately $6,997,583 (comprised of (i) $5,360,000 in respect of outstanding principal, (ii) $1,637,583 of accrued and unpaid interest, and (iii) other, presently unliquidated, amounts for fees and expenses (including legal fees) payable in accordance with the Credit Agreement and related documents). This outstanding amount does not include any additional obligations incurred following the date of the Notice (including additional interest, which shall continue to accrue on the outstanding obligations following the date of the Notice).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the below-reported resignations of two members of the board of directors (the “Board”) of the Company, the Company notified The Nasdaq Stock Market of the Company’s non-compliance with Nasdaq Rule 5605(c)(2) (the “Rule”), which requires a Nasdaq-listed company to have an audit committee of the board of directors comprised of at least three independent directors meeting the eligibility requirements of the Rule.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

Board Resignations

On August 2, 2024, Charles J. Casamento and Terry Coelho resigned as members of the Board of the Company, effective immediately. Mr. Casamento’s and Ms. Coelho’s departures were not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies or practices.

Consulting Agreements and Termination of Employment Agreements

On August 2, 2024, as part of the reduction in workforce described below, the Board approved the termination of (i) the employment agreement, dated October 8, 2019, by and between the Company and Chief Executive Officer James Sapirstein (the “Sapirstein Employment Agreement”) and (ii) the offer letter, dated March 13, 2024, by and between the Company and President Jack Syage (the “Syage Offer Letter”).

In connection with the termination of the Sapirstein Employment Agreement, on August 2, 2024, the Company and Mr. Sapirstein entered into a Consulting Agreement (the “Sapirstein Consulting Agreement”), pursuant to which Mr. Sapirstein will be paid $400 an hour monthly for services rendered to the Company. Should travel be required, Mr. Sapirstein will additionally be compensated $200 per hour for travel time plus expenses and the federal mileage rate for car travel. The Sapirstein Consulting Agreement is for an initial term of six months, subject to early termination by either party for any reason at any time, and may be extended on a month-to-month basis upon mutual agreement of the parties after the expiration of the initial six-month term.

The foregoing description of the Sapirstein Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Unused Vacation Payments

On August 2, 2024, as part of the reduction in workforce described below, the Board approved the payout of unused vacation time for all employees accrued through August 1, 2024, including Mr. Sapirstein, Dr. Syage, and Chief Financial Officer Sarah Romano. The Company paid Mr. Sapirstein, Dr. Syage, and Ms. Romano $69,230, $1,920, and $45,590, respectively, to compensate for their unused vacation time accrued through August 1, 2024.

Item 8.01 Other Events.

On August 1, 2024, in order to reduce costs and conserve resources, the Company approved the termination of all non-essential Company employees and determined to vacate its Boca Raton office. The Company has also paused any non-essential research and development activities. The Company is exploring all possibilities to maximize value for all of the Company’s stakeholders, including but not limited to raising capital, restructuring the Company’s indebtedness and other restructuring options, and identifying and evaluating other potential strategic alternatives.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement, dated August 2, 2024, by and between the Company and James Sapirstein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

August 7, 2024	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer